UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

Following a strategic review by Montpelier Re Holdings Ltd (the “Company”) of ways to better align the Company’s senior management structure with its business strategy and priorities, the Company decided to create a new executive role with responsibility both for leading Montpelier Re Bermuda as well as for focusing on business development and underwriting strategy for the Company.  In the context of this realignment, David S. Sinnott, the Company’s Executive Vice President and Chief Underwriting Officer, determined he would return to the U.S. and, on February 24, 2011 resigned from all of his positions with the Company and its subsidiaries with immediate effect.

In connection with his departure from the Company, Mr. Sinnott will be paid his current salary and benefits (including pension and health insurance) for a period of one-year from the effective date of his termination or February 24, 2012. Pursuant to his current employment terms, Mr. Sinnott is also entitled to: (i) continue to vest in a portion of the Restricted Share Unit awards previously granted to him under the Company’s Long-Term Incentive Plan; (ii) receive a cash bonus with respect to 2010; and (iii) receive reimbursement of relocation and other related expenses.

Through February 24, 2012, Mr. Sinnott will be subject to various restrictive non-compete and non-solicitation covenants in accordance with the terms of his existing statement of employment

Mr. Sinnott joined Montpelier in 2002 and has served as its Chief Underwriting Officer since 2008. The Chief Underwriting Officer is not considered by the Company to be an “Executive Officer” position as defined under Rule 3b-7 of the Securities and Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

February 24, 2011	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary